 As filed with the Securities and Exchange Commission
                   on March 3, 1995
                                        Registration No. 33-

        SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549

                        FORM S-8
                 Registration Statement
                          Under
                The Securities Act of 1933


                      CONSECO, INC.
 (Exact name of registrant as specified in its charter)

       Indiana                                 35-1468632
(State of Incorporation)                     (I.R.S. Employer
                                            Identification No.)

11825 N. Pennsylvania Street, Carmel, Indiana      46032
   (Address of Principal Executive Offices)      (Zip Code)

                   ConsecoSave Plan
                (Full title of the plan)

                  Stephen C. Hilbert
              11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
          (Name and address of agent for service)

                    (317) 817-6100
(Telephone number, including area code, of agent for service)

                     With a copy to:
                  Lawrence W. Inlow, Esq.
                      Conseco, Inc.
                11825 N. Pennsylvania Street
                   Carmel, Indiana  46032

              CALCULATION OF REGISTRATION FEE

                                                       Proposed         Proposed
                                                        Maximum          Maximum
                                     Amount             Offering        Aggregate
    Title of Securities               to be               Price          Offering           Amount of
     to be Registered              Registered           Per Share         Price          Registration Fee
    ___________________            __________           _________         _____          ________________
Common stock, no par value      250,000 shares (1)      $34.50 (2)    $8,625,000 (2)          $2,974
Interests in ConsecoSave Plan          (3)                  (4)            (4)                 (4)

(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on February 24, 1995.
(3) Pursuant to Rule 416(c) of Regulation C, there are hereby registered on this Registration Statement an indeterminate amount of interests in the Plan.
(4) Pursuant to Rule 457(h)(2) of Regulation C, no separate fee is required with respect to interests in the Plan.
/TABLE

                         PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The Registrant hereby incorporates by reference the entire contents of the Registration Statement on Form S-8, Registration
No. 33-58710.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 2nd day of March, 1995.

                                   CONSECO, INC.



                                   By: /S/Stephen C. Hilbert
                                       ______________________
                                       Stephen C. Hilbert
                                         Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures             Title (Capacity)           Date
      __________             ________________           ____

/S/Stephen C. Hilbert        Chairman of the         March 2, 1995
______________________       Board, President
Stephen C. Hilbert           Chief Executive
                             Officer and Director
                             (Principal Executive
                             Officer)


/S/Rollin M. Dick            Executive Vice          March 2, 1995
______________________       President, Chief
Rollin M. Dick               Financial Officer and
                             Director(Principal
                             Financial Officer and
                             Principal Accounting
                             Officer)

/S/Michael G. Browning       Director                 March 2, 1995
______________________
Michael G. Browning

______________________       Director                 March 2, 1995
Ngaire E. Cuneo

/S/Louis P. Ferrero          Director                 March 2, 1995
______________________
Louis P. Ferrero

/S/Donald F. Gongaware       Director                 March 2, 1995
______________________
Donald F. Gongaware

/S/M. Phil Hathaway          Director                 March 2, 1995
______________________
M. Phil Hathaway

/S/James D. Massey           Director                 March 2, 1995
______________________
James D. Massey

/S/Dennis E. Murray, Sr.     Director                 March 2, 1995
______________________
Dennis E. Murray, Sr.

The Plan.

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on March 2, 1995.




                         ConsecoSave Plan



                         By:/S/Rollin M. Dick
                            _______________________
                            Rollin M. Dick, Trustee

                             EXHIBITS

Exhibit No.

     5(a)      Opinion of Counsel re:  legality

     5(b)      Opinion of Counsel re: ERISA matters*

     23(a)     Consent of Counsel [See Exhibit 5(a)]

     23(b)     Consent of Independent Accountants

     99(a) ConsecoSave Plan dated as of January 1, 1993 was filed with the Commissioner as Exhibit 10.8.2 to the Registrant's Annual Report on Form 10-K for
                1992, and is incorporated herein by this reference.

* In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or any Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant has submitted the Plan and will submit any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.